Exhibit 99.1
Extraction Provides Preliminary Financial and Operational Results for First-Quarter 2021

DENVER – April 26, 2021 – Extraction Oil & Gas, Inc. (NASDAQ: XOG) (“Extraction” or the “Company”) today provided preliminary financial and operational results for the first quarter of 2021.

First Quarter 2021 Highlights

•    Achieved average net sales volumes of 71.6 MBoe/d, including 26.0 MBbl/d of crude oil and 18.3 MBbl/d of natural gas liquids (“NGLs”), for the three months ended March 31, 2021

•    Realized prices of approximately $54.61/Bbl for crude oil, $8.47/Mcf for natural gas and $24.13/Bbl for NGLs for the three months ended March 31, 2021

•    Incurred approximately $31 million in capital expenditures during the quarter drilling 11 gross (6.1 net) wells with an average lateral length of 2.2 miles and completing 15 gross (10.5 net) wells with an average lateral length of 2.1 miles

•    Exited the quarter with $94 million of borrowings under the Company’s $500 million credit facility and $38 million in cash as of March 31, 2021

•    Extraction expects to exit the second quarter of 2021 with net debt1 of $100-125 million after making a $94 million ad valorem tax payment in April 2021

First-Quarter 2021 Earnings Conference Call Information

Extraction will host a conference call on Friday, May 14, 2021 at 10:00 AM EDT (8:00 AM MDT) to discuss first-quarter 2021 financial and operating results. Earnings will be released after close of market on Thursday, May 13, 2021. The full text of the release will be available on the Company’s website at www.extractionog.com.

Those who would like to participate can dial in to the number listed below approximately 15 minutes before the scheduled conference call time and enter confirmation number 9493767 when prompted.

Date:    Friday, May 14, 2021
Time:     10:00 AM EDT / 8:00 AM MDT
Dial-In Numbers: 1-844-229-9561 (Domestic toll-free)
Conference ID:     9493767

To access the audio webcast, please visit the Investor Relations section of the Company’s website at www.extractionog.com. A replay of the conference call will be available on the website for approximately 30 days following the call.

1 Net debt is a non-GAAP financial measure. We define net debt as total debt less cash and cash equivalents.

Hedging Update

Extraction realized hedging losses of $10.6 million during the first quarter of 2021. The following table provides an updated summary of current hedges in place:

Oil Hedges	Q2 2021	Q3 2021	Q4 2021	Q1 2022	Q2 2022	Q3 2022	Q4 2022	Q1 2023
Swaps
Volumes Hedged (Bbls/d)	14,269	12,533	11,315	9,200
Average Swap Price ($/Bbl)	$50.34	$49.64	$50.01	$50.05
Collars
Volumes Hedged (Bbls/d)					3,800	3,481	3,238	1,054
Average Floor ($/Bbl)					$40.00	$40.00	$40.00	$40.00
Average Ceiling ($/Bbl)					$72.70	$72.70	$72.70	$72.70

Gas Hedges
Swaps
Volumes Hedged (MMBTU/d)	100,994	92,197	85,916	71,870
Average Swap Price ($/MMBTU)	$2.94	$2.93	$2.93	$3.00
Collars
Volumes Hedged (MMBTU/d)					30,375	28,420	26,929	8,857
Average Floor ($/MMBTU)					$2.00	$2.00	$2.00	$2.00
Average Ceiling ($/MMBTU)					$3.25	$3.25	$3.25	$3.25

The preliminary data included in this release has been prepared by, and is the responsibility of, Extraction’s management. The preliminary data has not been audited or reviewed by an independent registered public accounting firm.

About Extraction Oil & Gas

Extraction Oil & Gas is a Denver-based independent energy company differentiated by its financial, operational and governance model. The Company is focused on developing and producing crude oil, natural gas and NGLs in the Denver-Julesburg Basin of Colorado. Extraction’s common shares are listed for trading on NASDAQ under the symbol XOG. For more information, please visit www.extractionog.com.

Cautionary Note Regarding Forward-Looking Statements

Certain statements contained in this press release constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included herein concerning, among other things, planned capital expenditures, increases in oil and gas production, the number of anticipated wells to be drilled or completed after the date hereof, anticipated levels of free cash flow and debt, shareholder returns, pursuit of potential acquisition opportunities, our financial position, business strategy, first quarter operational and financial results and and other plans and objectives for future operations, are forward-looking statements. These forward-looking statements are identified by their use of terms and phrases such as “may,” “expect,” “estimate,” “project,” “plan,” “believe,” “intend,” “achievable,” “anticipate,” “will,” “continue,” “potential,” “should,” “could,” and similar terms and phrases. Although we believe that the expectations reflected in these forward-looking statements are reasonable, they do involve certain assumptions, risks and uncertainties. These forward-looking statements represent our expectations or beliefs concerning future events, and it is possible that the results described in this press release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of our control that could cause actual results to differ materially from the results discussed in the forward-looking statements.

Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, we do not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for us to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in the “Risk Factors” section of our most recent Form 10-K filed with the Securities and Exchange Commission on March 18, 2021, as amended, and in our other public filings and press releases. These and other factors could cause our actual results to differ materially from those contained in any forward-looking statement.

Investor Contact: John Wren, ir@extractionog.com
Media Contact: Brian Cain, info@extractionog.com

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